UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2018, Achaogen, Inc. (the “Company”) entered into a License Confirmation Agreement and a Redemption Agreement with the Bill & Melinda Gates Foundation (the “Gates Foundation”) (together, the “2018 Agreements”) in connection with the amendment of certain provisions of the Grant Agreement (the “Grant Agreement”) and the Letter Agreement (the “Letter Agreement”) each previously entered into between the Company and the Gates Foundation and dated as of  May 4, 2017.  The 2018 Agreements were entered into following the de-prioritization of antibody work by the Company, which was the focus of the Company’s collaboration with the Gates Foundation.  Among other things, the 2018 Agreements (a) terminated the Company’s obligations to conduct mutually agreed upon work, including work related the Company’s platform technology to develop and launch a product intended to prevent neonatal sepsis, (b) terminated the obligations of the Company to discover drug candidates intended to prevent neonatal sepsis and the obligation of the Gates Foundation to fund approximately $7.1 million in grants not yet received by the Company and (c) granted the Gates Foundation a non-exclusive license to intellectual property developed by the Company pursuant to the Grant Agreement and Letter Agreement in specified developing countries.

The Redemption Agreement also provided for the redemption by the Company of the 407,331 shares of the Company’s common stock (the “Gates Shares”) purchased by the Gates Foundation pursuant to a Common Stock Purchase Agreement between the Company and the Gates Foundation dated as of May 4, 2017 (the “Purchase Agreement”) for an aggregate redemption price of $5,737,082. The Company paid for the redemption of the Gates Shares with the unused portion of the restricted cash received by the Company pursuant to the original purchase of the Gates Shares under the Purchase Agreement.  No unrestricted cash of the Company was used to fund the redemption.

The foregoing is only a summary description of the terms of the License Confirmation Agreement and Redemption Agreement, does not purport to be complete and is qualified in its entirety by reference to the License Confirmation Agreement and Redemption Agreement, which will be filed as exhibits to the Company’s next Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: January 3, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel